SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 20, 2011

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway, Suite 100
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements made in this Report that are not historical facts may constitute forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those discussed.  Such risks and uncertainties include but are not limited to those discussed in this report and in BioTime's Annual Report on Form 10-K filed with the Securities and Exchange Commission. Words such as “expects,” “may,” “will,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements.

Section 8 - Other Events

Item 8.01 - Other Events

As previously announced, our Chief Executive Officer, Michael D. West, will make a presentation at the GTC 2011 5th Advances in Stem Cell Discovery & Development Conference in San Diego, California at 9:10 a.m. PDT on Thursday, October 20, 2011.  Dr. West will speak on recent trends in the stem cell industry and BioTime’s strategies in product development.

Dr. West’s presentation will disclose favorable toxicology results in pre-clinical studies of Hystem-RxTM in the brains of laboratory mice. Hystem-RxTM is being developed as an implantable cell delivery device that may have use in a variety of cell and tissue transplant therapies being developed to treat osteoarthritis, brain tumors, and wound healing. The toxicology results show no difference in reactive astrocytes, macrophages/microglia, neuronal number or blood vessel structure between saline controls and Hystem-Rx. There was no evidence of granulomata or foreign body reaction around either saline or Hystem-Rx injection sites. Hystem-Rx appeared to be absorbed at the two week time point.

Dr. West’s presentation will be available online at www.biotimeinc.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date: October 20, 2011	By /s/ Robert W. Peabody
Senior Vice President and
Chief Operating Officer

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